UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 1, 2015

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

            (e)  Effective January 1, 2015, Heartland Financial USA, Inc. (the “Company”) is entering into new Change of Control Agreements with certain of its executive officers, including Lynn B. Fuller, its Chairman and Chief Executive Officer; Bruce K. Lee, its new President; Bryan R. McKeag, its Executive Vice President and Chief Financial Officer; Kenneth J. Erickson, its Executive Vice President and Chief Credit Officer; Douglas J. Horstmann, its Executive Vice President, Lending; and Brian J. Fox, its Executive Vice President, Operations.  The new agreements replace agreements previously in place with each officer other than Mr. Lee. The new agreements update matters relating to the tax consequences, eliminate certain noncompetition, confidentiality, and intellectual assignment provisions which were redundant with other agreements and require severance payments, similar to payments in the original agreements, if the executive is terminated, or resigns for good reason, within 6 months prior to, or within 24 months after, a change of control.  Severance payments will also be paid in one lump sum instead of 12 monthly payments. Like the original agreements, the severance payments range from one to two times the executive’s base compensation, which is defined to include the executive’s salary, plus the average of the three most recent bonuses received by the executive. The new agreements remove the average of the three most recent contributions made by the Company on behalf of the employee to the Company's tax-qualified retirement plans from severance payments. The agreements also provide for continuation of medical and dental benefits during the COBRA period.  For purposes of the agreements a change of control is defined to include acquisition by a person of 51% or more of the voting power of the Company’s securities, a change in fifty percent of the directors of the Company other than to persons nominated by the board, or a merger or business combination where holders of the voting securities of the Company prior to the transaction hold fewer than 51% of the voting securities after the transaction.  Good reason is defined to include material diminution in duties, material reduction in compensation, relocation of the office of the executive by more than 50 miles, and a material breach by the Company of its obligations under the agreement.  Severance benefits under the agreement are reduced if they would exceed the limits set forth in Section 280G of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2015	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
EVP, Chief Financial Officer